                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF
                         NIMBUS CD INTERNATIONAL, INC.

                                       AT
                              $11.50 NET PER SHARE
                                       BY
                           NEPTUNE ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                           CARLTON COMMUNICATIONS PLC

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON TUESDAY, JULY 21, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                   June 23, 1998

To Brokers, Dealers, Commercial Banks,

  Trust Companies and Other Nominees:

    We have been engaged by Neptune Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Carlton Communications Plc, an English public limited company ("Parent"), to act as Dealer Manager in connection with its offer to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Nimbus CD International, Inc., a Delaware corporation (the "Company"), at $11.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 23, 1998 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold shares registered in your name or in the name of your nominee.

    Enclosed herewith are the following documents:

        1.  Offer to Purchase, dated June 23, 1998;

        2. Letter of Transmittal to be used by stockholders of the Company in accepting the Offer;

        3. Letter to Stockholders of the Company from the President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9; and

        4. A printed form of letter that may be sent to your clients for whose account you hold Shares in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

        5.  Notice of Guaranteed Delivery;

        6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        7. Return envelope addressed to ChaseMellon Shareholder Services, L.L.C., the Depositary.

    Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by ChaseMellon Shareholder Services, L.L.C. (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

    The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 16, 1998 (the "Merger Agreement"), by and among the Company, Parent and Purchaser. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned by Parent, Purchaser or any other wholly owned subsidiary of Parent or held by stockholders who perfect their dissenters' rights under Delaware law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED BY UNANIMOUS VOTE (WITH ONE DIRECTOR ABSENT) THAT EACH OF THE OFFER AND THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES, HAS APPROVED THE OFFER, THE MERGER, AND THE MERGER AGREEMENT, AND HAS RECOMMENDED BY UNANIMOUS VOTE (WITH ONE DIRECTOR ABSENT) THAT HOLDERS OF SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT OF THE OFFER.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will be deemed to have accepted for payment, and will pay for, all Shares validly tendered and not properly withdrawn by the Expiration Date (as defined in the Offer to Purchase) if, as and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of the tenders of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase), (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and (iii) any other documents required by the Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by Lazard Freres & Co. LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

    In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (in the case of any book-entry transfer), and any other documents required by the Letter of Transmittal, should be sent to the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    Neither Parent nor Purchaser will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent and the Depositary as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your clients.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JULY 21, 1998, UNLESS THE OFFER IS EXTENDED.

    Any inquiries you may have with respect to the Offer may be addressed to the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover page of the Offer to Purchase. Requests for additional copies of enclosed materials may be directed to the Information Agent or the Dealer Manager.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

 NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY PERSON THE AGENT OF PURCHASER, PARENT, THE COMPANY, ANY AFFILIATE OF THE COMPANY, LAZARD FRERES & CO. LLC, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.